Exhibit 10.1



October 2, 1998

BlackRock Financial Management, Inc.
345 Park Avenue
New York, New York 10154

Dear Sirs:


     The undersigned (the "Company") hereby engages BlackRock Financial Management, Inc. ("BlackRock") as a consultant to perform services on the terms and conditions set forth below.

     1. DUTIES. BlackRock shall, on a continuous basis, (i) monitor the Company's securities portfolio and report to the Company's Board of Directors (the "Board") on the portfolio's value, credit quality and susceptibility to changes in interest rates and other factors BlackRock deems relevant, (ii) review and report to the Board concerning the hedging strategy being employed by the Company's investment adviser, LASER Advisers, Inc., (iii) recommend a strategy or investment criteria designed to reduce the risk associated with the portfolio, maximize the value of the portfolio and increase liquidity, (iv) advise the Company in connection with the sale of portfolio securities, and (v) perform such other consulting services as respects the Company's portfolio as the Board, from time to time, may request. The Company is not engaging BlackRock to manage any portion of its securities portfolio.

     2. TERM. BlackRock's engagement hereunder shall commence as of the date hereof and shall terminate on January 2, 1999, subject to renewal by the Company by written notice to BlackRock for additional thirty-day periods thereafter.

     3. COMPENSATION. For all services to be rendered to the Company during the term of Agreement and any renewal, the Company agrees to pay BlackRock $200,000 per month, in arrears on the first business day of each month.

     4. CONFIDENTIALITY. (a) BlackRock acknowledges that the information and knowledge obtained in the course of its performance of the services requested hereunder relating to the Company's business (the "Confidential Information") are of a confidential nature. BlackRock shall, and shall ensure that its employees, take all actions necessary and appropriate to preserve the confidentiality of the Confidential Information and prevent (i) the disclosure of the Confidential Information to any person other than employees of BlackRock who have a need to know of it in order to perform their duties hereunder and
(ii) the use of Confidential Information other than in connection with the performance of its duties hereunder.

     (b) The foregoing provision shall not apply to Confidential Information that BlackRock can prove (i) has been voluntarily disclosed to the public by the Company, (ii) otherwise entered the public domain through lawful means, (iii) was or is disclosed to the Company by a third party on a non-confidential basis and which BlackRock reasonably believes is without a breach of an obligation of confidentiality, (iv) was known by BlackRock prior to its receipt from the Company, (v) was developed by BlackRock independently of any disclosures previously made by the Company to BlackRock of such information, or (vi) is required to be disclosed by BlackRock in connection with any judicial proceeding involving the Company or BlackRock or any of its employees (whether or not such proceeding involves third parties) relating to BlackRock's services for the Company or this Agreement, provided that BlackRock first gives written detailed notice thereof to the Company as soon as possible prior to such disclosure, unless notice would be unlawful.

     (c) BlackRock acknowledges that the improper use or disclosure of any Confidential Information may cause irreparable damage, and that the Company shall have the right to seek injunctive relief to prevent such unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure.

     5. INDEMNITY. BlackRock, acting in good faith, shall not be liable, and shall be indemnified by the Company against any and all losses, damages, costs, expenses (including reasonable attorney's fees), liabilities, claims and demands, for any action, omission, information or recommendation in connection with this Agreement, except in the case of BlackRock's actual misconduct (including a breach of Section 4 or other breach of this Agreement), gross negligence, willful violation of any applicable statute or reckless disregard for its duties, provided, however, this limitation shall not act to relieve BlackRock from any responsibility, obligation or duty BlackRock may have under any federal securities act.

     6. TRANSACTIONS WITH THE COMPANY. The Company recognizes that BlackRock or one or more of its affiliates may desire to acquire all or a portion of the Company's assets or engage in a merger or other combination with the Company. Nothing in this Agreement shall limit the ability of BlackRock and its affiliates to do so, provided that the provisions of Section 4 are complied with.

     7. ASSIGNMENT. BlackRock agrees not to assign this Agreement or the obligations to be performed by it hereunder.

     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating its subject matter, and supersedes any previous understandings with respect thereto.

     9. AMENDMENT. This Agreement may be amended only by a written instrument executed by both of the parties hereto.

     10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, or overnight courier, to the address of the applicable party, except that notices to the Company shall be sent to the attention of Mr. Frederick Khedouri, Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, facsimile:
212-272-2295, with a copy to James R. Tanenbaum, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, facsimile: 212-806-6006. Any correspondence to BlackRock can be sent to the attention of Henry Gabbay, BlackRock Financial Management, Inc., 345 Park Avenue, New York, New York 10154.

     11. SURVIVAL. The provisions of Sections 4, 5 and 6 and this Section 11 shall survive the termination of this Agreement.

     12. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the internal laws of the State of New York.

     13. COUNTERPARTS. This Agreement may be executed counterparts, each of which shall be deemed to be an original.

     If you agree with the foregoing, please sign and return a copy of this Agreement.


                                          Sincerely,

                                          LASER MORTGAGE MANAGEMENT, INC.

                                          By: /S/ FREDERICK N. KHEDOURI
                                             ----------------------------
                                          Name:   Frederick N. Khedouri
                                          Title:  President


Agreed to and Accepted By:

BLACKROCK FINANCIAL MANAGEMENT, INC.

By: /S/ ROBERT KAPITO
   --------------------
Name:  Robert Kapito
Title: Vice Chairman